Exhibit 10.2

FORM

OF

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of [________], by and between VTV THERAPEUTICS INC., a Delaware corporation (the “Company”), and MACANDREWS & FORBES GROUP LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Letter Agreement dated as of December 5, 2017 (the “Letter Agreement”);

WHEREAS, pursuant to the terms of the Letter Agreement, the Purchaser provided an investment commitment to invest in the Company, at either party’s option, up to $10,000,000, in exchange for Company Class A common stock, par value $0.01, currently listed on NASDAQ (the “Common Stock”) at a per share price equal to $4.38;

WHEREAS, on [________] and pursuant to the terms of the Letter Agreement, the Company notified the Purchaser that it intends to exercise its right to cause the Purchaser to invest $[________] in the Company, which amount represents [_______] shares of Common Stock (the “Shares”); and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.	Purchase and Sale of Securities.

a.

Purchase and Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as herein defined), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares at a purchase price per Share of $4.38 in cash, for an aggregate amount of $[_______] (the “Purchase Price”).

b.

Exemption. Based in part on the representations and warranties of the Purchaser set forth herein, the offer and sale of the Shares hereunder are being made in reliance upon the exemption from registration set forth in Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

2.	Closings and Deliverables.

a.	Payment. At the Closing (as defined herein), the Purchaser will deliver the Purchase Price in cash to the Company via wire transfer in immediately available funds to the account designated below:

Account Name:  [________]

Account Number:  [________]

Routing Number:  [________]

Bank Name:  [________]

b.

Closing. The closing of the purchase and sale of the Shares shall be deemed for all purposes to have taken place at 11:00 (EST) on the date hereof (the “Closing Date”), at the offices of the Company (the “Closing”).

3.	Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof, as follows:

a.

Incorporation and Qualification. The Company has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted in all material respects.

b.

Authority. The Company has the requisite corporate power and authority to enter into this Agreement and to issue and deliver the Shares. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action by the Company. This Agreement has been duly and validly executed and delivered by and on behalf of the Company and constitutes a valid, legal and binding agreement, enforceable against the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and except as any indemnity in respect of securities law liabilities may be unenforceable.

c.

Brokers and Finders. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company, the Purchaser or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement except as may be noted and disclosed to the Purchaser.

d.

Nasdaq Compliance.  Except as set forth in Section 3.d.I. below, the Company is, and immediately following the issuance of the Shares pursuant to this Agreement will be, in compliance with all applicable NASDAQ Marketplace Rules.

I.

On May 2, 2018, the Company received a letter from The NASDAQ Stock Market LLC notifying the Company that it is not in compliance with the requirement of NASDAQ Rule 5450(b)(2)(A) as a result of the market value of the Company’s listed securities being below $50 million for 30 consecutive business days.

4.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the date hereof, as follows:

a.

Power. The Purchaser has been duly organized, is validly existing and is in good standing under the laws of its state of incorporation, with all limited liability company power and authority to execute, deliver and perform its obligations under the Agreement.

b.

Authority. The Purchaser has the requisite power and authority to enter into this Agreement. The execution and delivery of this Agreement and the acquiring of the Shares hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Purchaser. This Agreement has been duly and validly executed and delivered by or on behalf of the Purchaser and constitutes a valid, legal and binding agreement, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally.

c.	Investment in Securities. The Purchaser:

i.

is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the acquiring of the Shares, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares;

ii.

is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention or view toward the public sale or distribution thereof, and no arrangement or understanding exists with any other persons regarding the public sale or distribution of any Shares; and

iii.

will not, directly or indirectly, except in compliance with the Securities Act, the rules and regulations promulgated thereunder and such other securities or blue sky laws as may be applicable, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares.

d.

Exemptions. The Purchaser understands that the Shares are being issued to it in reliance upon a specific exemption from the registration requirements of Securities Act, the rules and regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemption and the eligibility of the Purchaser to acquire the Shares.  The Purchaser agrees that it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

e.

Investment Risk. The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile, that no representation is being made as to the future value of the Common Stock and that the Purchaser has carefully read and considered the matters set forth in public filings made by the Company with the Securities and Exchange Commission (“SEC”). The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares. The Purchaser has had a reasonable opportunity to review the Company’s public filings with the SEC, to ask questions of the Company and its representatives; and the Company has answered all inquiries that the Purchaser or the Purchaser’s representatives have put to it, and all such inquiries have been answered to the full satisfaction of the Purchaser. The Purchaser acknowledges that certain representatives of the Purchaser are representatives of significant holders of the Company’s outstanding equity securities and are directors of the Company, and, as a result, the Purchaser agrees and acknowledges that all material information regarding the Company’s financial condition, results of operations, business, properties, assets, liabilities, management, projections, appraisals, communications with creditors, and plans, proposals and prospects, including information that may affect the trading price of the Shares is currently known to the Seller and will be known to the Purchaser at the time it completes the transactions contemplated by this Agreement.

f.

Restrictions on Securities. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. The Purchaser agrees to the imprinting of a legend on the Shares in the following or substantially similar form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

g.

Reliance. The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations as to an investment in the Shares and the Purchaser has relied on the advice of, or has consulted with, only its own advisors as it deems necessary or advisable.

h.

No General Solicitation. The Purchaser is not aware of, is in no way relying on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering of the Shares and is not subscribing for Shares and did not become aware of the offering of the Shares through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

i.

No Endorsement of Securities. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

j.

Brokers and Finders. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from the Purchaser, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement except as may be noted and disclosed to the Company.

k.

Company’s Representations and Warranties. Except as set forth in Section 3, the Company makes, and has made, no representation or warranty, express or implied, at law or in equity, in respect of any of the assets, liabilities or operations of the Company or any of its subsidiaries, and any such other representations or warranties are hereby expressly disclaimed.  Specifically, but in no way limiting the foregoing sentence, the Purchaser agrees and acknowledges that the Company disclaims any representation or warranty, and the Purchaser agrees that the Company shall not have any liability, with respect to any information concerning the Company or any of its subsidiaries not expressly represented or warranted to in this Agreement.

5.	Indemnification.

a.

Survival of Representations and Warranties. The representations and warranties made hereunder shall survive the Closing for a period of one (1) year thereafter (the “Expiration Date”). Notwithstanding the preceding sentence, any representation or warranty in respect of which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a claim for indemnification shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date.

b.

Company Indemnification. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, the Purchaser, including its officers, directors, employees, partners, representatives and agents (each of the foregoing persons being a “Purchaser Indemnified Person”), from and against any and all losses, claims, damages, liabilities, costs and expenses (including documented and reasonable attorneys’ fees) (collectively, “Losses”), actually incurred by a Purchaser Indemnified Person arising out of or based upon a material breach by the Company of any its representations or warranties contained in the Agreement or in any agreement, instrument or document delivered by the Company hereunder.

c.

Purchaser Indemnification. The Purchaser agrees and covenants to hold harmless and indemnify the Company, including its officers, directors, employees, partners, representatives and agents (each of the foregoing persons being a “Company Indemnified Person”), from and against any and all Losses to which such Company Indemnified Person may become subject under the Securities Act or otherwise which arises out of or is based in any manner upon a material breach by the Purchaser of any its representations or warranties contained in the Agreement or in any agreement, instrument or document delivered by the Purchaser hereunder.

6.	Miscellaneous.

a.

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings with respect hereto or thereto, whether written or oral.

b.

No Waiver; Modifications in Writing. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein with respect to any right of indemnification, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the parties entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

c.

Execution in Counterparts. This Agreement may be executed in two counterparts and by the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Signature by facsimile or electronic PDF file shall constitute original signatures.

d.

Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other person, without the prior written consent of the other party hereto. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, their respective permitted heirs, representatives, executors, successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchaser and their respective permitted heirs, representatives, executors, successors and assigns.

e.

Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws.

f.

Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to the Agreement or the transactions contemplated hereby may be instituted in any federal court situated in the State of New York or any state court of the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

g.

Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

h.	Headings. The Article, Section and subsection headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

i.	Expenses. Each party shall bear its own fees, costs and expenses in connection with the execution, delivery and performance of the Agreement.

j.

Publicity. The parties agree that no public release or announcement concerning the Agreement or the transactions contemplated hereby shall be made without advance review and approval by each party hereto, except as otherwise required by applicable law, and which review and approval shall not be unreasonably withheld or delayed.

k.

Enforcement. The Purchaser acknowledges that the Company will be irreparably damaged if the provisions of this Agreement applicable to the Purchaser are not specifically enforced. If the Purchaser shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Purchaser in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall be untrue or misleading as of the date made, the Company may proceed to protect and enforce its rights by suit in equity or action at law (without the posting of any bond and without proving that damages would be inadequate), whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Company or to take any one of more of such actions. The Company shall be permitted to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof or any other court having jurisdiction, this being in addition to any other remedy to which the Company may be entitled at law or in equity or otherwise.

l.

Further Assurances. Each party shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

[SIGNATURE PAGE FOLLOWS]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has duly executed this Securities Purchase Agreement as of the date first above written.

PURCHASER:

MACANDREWS & FORBES GROUP LLC

By: _________________________

Name:

Title:

Address:

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has duly executed this Securities Purchase Agreement as of the date first above written.

VTV THERAPEUTICS INC.

By: ___________________________

Name:

Title:

Address: